EXHIBIT 5

                                HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________                   harttrinen@aol.com
Will Hart                                                         (303) 839-0061
Fax: (303) 839-5414


                                  May 21, 2018

Flexible Solutions International, Inc.
6001 54 Ave.
Taber, Alberta
Canada  T1G 1X4


     We have acted as legal counsel for Flexible Solutions International, Inc., a Nevada corporation, in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the redomicile of the Company from Nevada to Canada (the "Redomicile") under the Canada Business Corporations Act (the "CBCA"). References in this letter to "Flexible Solutions International Canada" are to the Company as it will exist upon completion of the Redomicile under the CBCA.

     In rendering the opinion set forth below we have reviewed:

          (i)  the  Registration   Statement  and  certain   exhibits   thereto,
               including the proposed Articles of Continuation of Flexible Solutions International Canada; and

          (ii) Section 187 of the CBCA.

     Based upon and subject to the foregoing, we are of the opinion that, upon the effective date of the Redomicile of the Company under the CBCA, each issued and outstanding share of common stock of the Company shall automatically, without any action on the part of the Company or a stockholder, become one validly issued, fully paid and non-assessable outstanding common share of Flexible Solutions International Canada.

                                          Very truly yours,

                                          HART & HART

                                          /s/ William T. Hart

                                          William T. Hart